Exhibit 3.45

BOOK FIVE HUNDRED NINETY-THREE

NUMBER EIGHTY-FIVE THOUSAND TWO HUNDRED FORTY-FIVE

In the city of Tijuana, State of Baja California, on the 12th of May in the year 2000; before me, Xavier Ibáñez H., Esq., Notary Number 3 in this municipality, appeared Mr. Saul Augusto Armas Gómez, representing LEACH INTERNATIONAL CORPORATION and LEACH HOLDING CORPORATION, and said he came to organize the society of limited responsibility of variable capital, in accordance with the following:

ARTICLES

NAME, ADDRESS, PURPOSE AND DURATION OF SOCIETY

FIRST: The foreign companies LEACH INTERNATIONAL CORPORATION and LEACH HOLDING CORPORATION, organize a society of limited responsibility of variable capital named LEACH INTERNATIONAL MEXICO, followed by the words Society of Limited Responsibility of Variable Capital or its abbreviation S. of R. of C.D.

Second: The purpose of the society:

a) The purchase, sale, import, export, assembly [in a cross-border plant], manufacture, assembly and commercialization of all types of electrical, electromechanical and switch apparatus.

b) In general, the fabrication, assembly and manufacture of products for export.

c) The import of all kinds of components and base materials in general for the fabrication, manufacture and assembly of products in general for export.

d) To offer all kinds of technical, administrative or supervisory services to the Mexican or foreign commercial or industrial businesses and receive such services.

e) The society shall operate as a [cross-border] assembly plant under the Decree for the promulgation and operation of the Export Assembly Plant Industry published in the official Journal of the Federation dated August 15, 1983.

f) The granting of all types of guarantees in favor of the society itself or of third parties, such as granting a security interest in the business.

g) The granting of all types of civil or commercial contracts permitted by the law in general, the execution of all activities aimed at accomplishing the aforementioned purposes.

h) To obtain, acquire, utilize or dispose of all types of patents, trademarks, trade names, copyrights and rights to them be it in Mexico or elsewhere.

i) To obtain all kinds of loans or credit with or without specific guarantee and grant loans to civil or commercial societies, businesses or institutions with which the society may have business relationships.

j) To grant all kinds of guarantees and guarantees of obligations or titles of credit on its own responsibility or of societies, associations and institutions in which the society may have an interest or participation, such as obligations or titles of credit under the responsibility of other societies or persons with which the society may have business relationships and receive said guarantees.

k) To issue and give all kinds of titles of credit, accept them and endorse them, including obligations with or without mortgage or real guarantee.

l) To give or take in lease, acquire, possess, exchange, mortgage, give in guarantee and transfer the property or possession of all kinds of properties or real properties such as real or personal rights on them which may be necessary or convenient for its purpose.

m) In general, to carry out and execute all the acts, contracts and associated operations, accessory or incidental, which may be necessary or convenient for the execution of the aforementioned purposes.

THIRD: The address of the society will be the city of Tijuana, Baja California. The General Members Meeting, as it may be, shall establish agencies or branches within or outside of the Republic. Domiciles of choice may be established in the contracts into which the society may enter.

FOURTH: The duration of the society is 100 years from the date of organization. A term which shall be extendable.

SECOND CHAPTER

MEMBER CAPITAL AND MEMBER SHARES

FIFTH: The member capital will be variable. The fixed minimum capital shall be THREE THOUSAND Mexican pesos, divided into member shares which may be divisible and which may be of different values and categories. In all cases the value of the member shares shall be multiples of ONE PESO. The Meeting of Members shall agree at whatever time to divide the member capital in categories of additional member shares if said shares grant different rights or titles to the member shares to which they relate.

The maximum authorized for the variable capital shall be fixed by the Meeting of Members.

The member capital of the society may only be increased or reduced by the unanimous vote of all the members. The reduction may be done through the partial or total reimbursement of one or more of the member shares, according to what the meeting which agreed to the reduction has decided to do. All the increases and decreases of the member capital of the society must be registered in a special book that the society must maintain for said purposes.

SIXTH: In order to transfer the whole or a fraction of the member shares, such as upon admitting new members, the approval of the members who represent the total member capital shall be necessary, or in the case of the death of any of the members, the society shall admit as owner of the corresponding member shares the individual or individuals who are awarded the same by process of succession.

SEVENTH: When the transfer as referred to in the preceding clause is in favor of a person unknown to the society, the members shall have the right of first refusal and shall enjoy a period of 15 days for the exercise [of such rights], counted from the date of the Meeting in which the authorization has been granted. If there should be several members who wish to use this right, the interest shall be divided between them in proportion to their contributions.

EIGHTH: Each member shall have no more than one share and when such member makes a new contribution to increase the capital or acquire the totality or a fraction of the share of a co-member, the respective quantity of its share shall be increased in such a way that it shall have to do with the shares that have various rights so that the individuality of the member shares shall be maintained.

NINTH: The society shall maintain a Membership Register of in which shall be inscribed the name and address of each one of the members, with an indication of its contributions and the transfer of member shares. The transfer of the member shares shall not take effect in respect of third parties until their entry in the Membership Register.

TENTH: All the member shares confer equal rights and impose the same obligations to their owners, but in the meetings each member shall have the right to a vote for each PESO which represents the amount of their member shares.

THIRD CHAPTER

STATUS AND RIGHTS OF THE MEMBER

ELEVENTH: The status of the member shall be acquired through the legitimate possession of a member share by direct acquisition of the business or by the corresponding transfer, which should have caused the respective notation in the Membership Register which the society shall maintain.

TWELFTH: The partial or total withdrawal of the contributions of a member shall be noted by the society in a reliable manner and shall not take effect until the end of the annual exercise period in process, if the notification is made before the last trimester of said exercise period, it shall not take effect until the end of the following exercise period.

They shall not be able to exercise the right of separation when it may have as a consequence reducing the capital stock to less than the minimum.

THIRTEENTH: Each member has, in proportion to the amount of his member shares, the right to participate in the membership assets of the society at the moment of its dissolution, in the event of distribution of dividends and in participating with a voice and vote in the General Meetings of Members. Each member has the obligation to obey the provisions of the partnership agreement and the resolutions legally taken by the Meeting of Members and for the organ of Administration except for the right of opposition in the cases in which the law grants it. In the same way according to the provisions of Article 58 and the other relative articles of the General Law of Commercial Societies, the members alone shall have responsibility before third parties according to the amount of their contributions to the capital of the society.

FOURTEENTH: There is no special participation or privilege in the assets of the society reserved to the founding members.

FIFTEENTH: The founding and subsequent members that the society may have agree with the Government of Mexico, before the Secretary of Foreign Relations, in that: The current or future foreign members of the society are formerly obliged with the Secretary of Foreign Relations to consider themselves as nationals in respect to the member shares of this society that they acquire or of which they are the owners, so that the goods, rights, concessions, participations or interests in such societies of which they are owners, or of the rights and obligations which derive from the contracts of which they may be a part in their own societies with Mexican authorities; and not to invoke the protection of the government under penalty, in the contrary case, losing to the benefit of the Nation of the membership shares which they may have acquired.

The foreign investments shall be subject to the determined limits by the Law of Foreign Investment and its Rules.

FOURTH CHAPTER

ADMINISTRATION OF THE SOCIETY

SIXTEENTH: The administration of the society shall be the responsibility of a General Manager or a Board of Managers, according to the agreement of the Meeting of Members which celebrates the corresponding election. The General Manager or the members of the Board of Managers may be members or non-members of the society.

SEVENTEENTH: The Board of Managers shall be composed of the same number of members as the Owner Members of the Board which are determined by the General Meeting of Members at the moment of the election, and by the number of substitute Members of the Board which said assembly believes to be appropriate.

EIGHTEENTH: The General Manager or the members of the Board of Managers shall continue in their responsibility one year and may be re-elected; however, they shall continue in their functions while there are no substitutes. Notwithstanding the foregoing, the General Meeting of Members shall be able to, and at whatever time, revoke the naming of a General Manager or of the Board Members.

NINETEENTH: The substitute Board Members shall substitute, in the order of their naming, whichever of the owner Members of the Board which may be temporarily or permanently absent from the domicile of the society to celebrate a session of the Board.

The lack of substitute Board Member or when the General Manager is temporarily or permanently absent, as may be, the Superintendent shall designate the person who shall provisionally take the responsibility until the return of such officer or the Meeting makes a new designation.

TWENTIETH: The Board of Managers, if there is one, shall meet at the principal offices of the society or the office of any one of the Board Members as long as they have been notified by the President of the Board, and notice must be made by letters addressed to the office of the Board Members, within three days of the date of the session. When all the Board Members are present no notice shall be required so that they can validly celebrate the sessions of the Board, sessions which the superintendents may attend with a voice but without vote. The Board shall validly function with the attendance of the majority of the Board Members. The resolutions shall be taken by the majority of votes of the Board Members present.

TWENTY-FIRST: At each session of the Board minutes shall be taken in which shall be recorded the approved resolutions, which minutes shall be signed by all the Board Members and the Superintendents that may have been present at the meeting. In case one or more of the Board Members or Superintendents refuses to sign, it shall be noted as such.

TWENTY-SECOND: In the first meeting which is celebrated after its election, the Board of Managers must designate from among their members at least a president and a secretary, if such designation was not made upon its election.

TWENTY-THIRD: The General Manager and the Board of Managers, as may be, shall have the responsibilities which are expressly assigned by the Meeting of Members.

TWENTY-FOURTH: The president of the Board of Managers, or the person who takes his place in case of his temporary or permanent absence, is the executive organ of the same Board and as such shall have the responsibility to take care of the exact accomplishment of the agreements and dispositions which the Meeting of Members and Board shall approve and shall accomplish directly as necessary. In the same way, it is his job to preside as the Secretary of the Meeting of Members and of the Board, such as representing the society with full powers which are assigned by the Meeting of Members.

TWENTY-FIFTH: The Secretary or the person who substitutes in his absence shall have the following obligations:

A) To authorize all kinds of copies, extracts, or certificates which may be issued by the society, the General Manager and, as may be, the Board of Managers or the President of the same.

B) To give account to the Board of the issues pending resolution.

C) To see that the minute book of members and minutes are maintained and make sure that minutes are taken at the meetings and the sessions of the Board.

D) To execute the other actions which are his responsibility as mandated by law, by the statutes, by the General Meetings of Members, by the General Managers or, in such case, by the Board of Managers or the President of the same.

TWENTY-SIXTH: In order to be General Manager or member of the Board of Administration, it is required: a) to be legally capacitated to act as such, and b) to not have any of the incapacities established by Article 151 of the General Law of Commercial Societies.

FIFTH CHAPTER

DILIGENCE OF THE SOCIETY

TWENTY-SEVENTH: The General Assembly of Members shall name each year an Owner’s Board and, in addition, shall be able to name a Substitute. The minority which represents at least 25% of the member capital shall have right to name an Owner Delegate. Each shall grant the guarantee as determined by the Meeting of Members to carry out the faithful accomplishment of his obligations.

SIXTH CHAPTER

GENERAL ASSEMBLY OF MEMBERS

TWENTY-EIGHTH: The General Meeting of Members is the supreme organ of the society. The meeting shall have, including but not limited to, the following abilities:

I. To discuss, approve, modify or reprove the balance sheet corresponding to the ended fiscal year and to take, with these motives, the measures which they may judge appropriate.

II. To proceed to the distribution of earnings.

III. To name and remove the General Manager or the members of the Board of Managers, if there is one.

IV. To make resolutions regarding the division and amortization of the members’ shares.

V. To bring suit against the member organs or against the members, the actions that are appropriate to demand from them damages and losses.

VI. To decide regarding the increases and reductions of member capital.

TWENTY-NINTH: When the General Meeting of Members shall meet in order to call for, as may be, additional contributions and additional loans, to modify the member contract and to decide about the dissolution of the society, the decision of the members who represent at least three-quarters of the shares of the member capital shall be required and for the articles which determine an increase in the obligations of the members, the unanimous vote shall be required.

THIRTIETH: The notice of meeting for the General Meetings of Members shall be by way of the publication of a notice in the Official Journal of the city in which the principal offices are located or in one of the newspapers of major circulation in that city in which the offices of the society are located, for at least eight days before the indicated date for the meeting or five days when it has to do with a second notice of meeting. The notice of meeting shall contain the agenda and shall be signed by the General Manager or by the President of the Board of Managers, as may be.

For lack of either one of these, by the Delegate.

THIRTY-FIRST: The notice of meeting made in accordance with the terms contained in the immediately preceding clause shall be necessary for the validity of the resolutions of the meeting, unless all of the member shares are represented at the meeting.

THIRTY-SECOND: The members may be represented in the meetings by a proxy, being a member of the society or not, which proxy may be granted through a simple power-of-attorney without the signature of a notary.

THIRTY-THIRD: All members shall have the right to participate in the decisions of the meetings, enjoying one vote for every Three Pesos which represent the amount of his membership shares.

THIRTY-FOURTH: The meetings shall be held in the principle office, at least once a year.

THIRTY-FIFTH: Before opening the meeting, the General Manager or the President of the Board of Managers, as may be the case, or the person designated by the General Meeting of Members to preside over it, shall name from among those attending one to act as scribe to compute the member shares represented at the meeting, taking them by sight. The scribe shall make a list of persons who were present with the status of members or as representatives of these, with expression with the number of member shares present and their nominal value. The scribe shall sign such list for the attending members or for their representatives, shall certify its correctness and shall attach it as an appendix to the corresponding minutes, as well as integrating the list into the minutes.

THIRTY-SIXTH: So that the General Meeting of Members may be celebrated by virtue of the first notice of meeting, there shall be represented at it, at least, three-quarters of the member capital, and its resolutions shall be validated when they are taken by the majority of the members which represent three-quarters of the member capital.

THIRTY-SEVENTH: If the General Meeting of Members should come together in virtue of a second notice of meeting, it shall function validly with the members who attend, whatever number of member shares that they represent, and the decisions which shall be taken by vote of half plus one of those present having the right to vote.

THIRTY-EIGHTH: When for whatever reason a General Meeting for which notice has been given, there shall be minutes stating the fact and their reasons which minutes shall be kept in the record of meetings.

THIRTY-NINTH: The General Meetings of Members shall be presided over by the General Manager or the President of the Board of Managers, whichever may be the case, and in his absence, by the person who is designated by the meeting itself; the person who designates who shall preside over the meeting shall act as Secretary of the meeting.

FORTIETH: The Secretary of the meeting shall take minutes of each meeting and shall express the agreements made and which minutes should be authorized by the President and the Secretary. The Secretary of the Meeting shall make an appendix that shall contain an example of the newspaper in which the notice of meeting was published, as may have been the case; the list of present members or representatives, signed by the same and by the scribe; in case of representation, the document that is [confers] the power of proxy, if the power is special for the assembly, and an extract of the same if it is not, the reports, balance sheets, documents and the rest of the documents which are presented at the meeting.

SEVENTH CHAPTER

BALANCE AND RESERVE FUND

FORTY-FIRST: Of the net earnings of the society, 5 percent should be separated out annually to form a legal reserve fund until said payments reach the sum that is equivalent to one fifth of the member stock. The legal reserve fund must be reconstituted in the same way when it is diminished for whatever reason.

EIGHTH CHAPTER

EARNINGS AND LOSSES

FORTY-SECOND: The liquid earnings which result from the approved balance by the General Meeting of Members, shall be distributed as follows:

a) Five percent of the same as a minimum to integrate into the legal reserve fund.

b) The quantities which the meeting agrees to for funds for reinvestment, emergencies, foresight and others.

c) The excess liquid earnings shall be distributed if the meeting agrees to it, between all the members in proportion to the amount of the member shares which each one represents. In the same way and proportion the members shall suffer the losses.

NINTH CHAPTER

DISSOLUTION AND LIQUIDATION OF THE SOCIETY

FORTY-THIRD: The society shall dissolve for the causes established in Article 229 of the General Law of the Commercial Societies.

FORTY-FOURTH: All that is unforeseen in this document shall be resolved in accordance with that which is established by the General Law of Commercial Societies and in its defect by the common laws and for all that which is relative to the interpretation, execution and accomplishment of this agreement, the contractors shall submit themselves expressly to the tribunals of the city of Tijuana, Baja California.

PROVISIONALS

FIRST: The person appearing as a representative of the founding members, subscribes and pays totally the member capital of the business in the following form:

Members	Member Shares	Value (Pesos)
Leach International Corporation	1	2,997.00
Leach Holding Corporation	1	3.00
Totals	2	3,000.00

The foregoing makes a total of the two member shares totally subscribed and paid, which makes a total of 3,000 pesos, national money, which have been contributed to the society.

SECOND: The representative of the members, constituted in the first Meeting of Members, by unanimous vote, takes the following:

AGREEMENTS

I. That the administration of the society shall remain the responsibility of the General Manager, named as Mr. Dennis M. Sheredy, who shall take possession of his responsibilities when his immigration status permits.

II. The General Manager designated shall have as his major responsibility, and as distinct from all others, the following powers:

a. FULL GENERAL JUDICIAL POWERS FOR COMPLAINTS AND CHARGES with all the general powers which may be required by special clauses as provided by Law and without limitation whatever in the terms of the first paragraph of Articles 2554 and 2587 of the Civil Code for the Federal District, first paragraph of the Articles 2428 and 2461 of the Civil Code enforced by the State of Baja California, which are the same as the terms of the correlative and concurrent articles of the Civil Codes for the other States of the Republic of Mexico; including, but not limited to, the following powers: to represent the society before physical or legal persons and before all kinds of civil, penal, judicial, administrative, agricultural and work authorities, including Courts of Conciliation and Arbitration, and of whatever code or jurisdiction be it municipal, state, federal or military in all the extension of the Republic of Mexico; in or out of judgment; as well as before societies, corporations, institutions of credit; he shall be able to bring and abandon any kind of acts or procedures, be they local or federal, including proceedings pertaining to constitutional protections, follow them in all their filings and abandon them; to intervene in all kinds of ordinary and extraordinary recourse against definitive and interlocutory orders; consent to the favorable ones and ask for revocation of contrary jurisdiction; answer requests which may be filed against the society; oppose incompetencies, renounce the domicile of the same and submit it to another jurisdiction make express or tacit submission; to postpone jurisdiction, to renounce real and personal rights; to formulate and present complaints, denouncements and accusations, and to join with the Public Ministry in penal proceedings, establish itself as a civil party in such proceedings, and to grant pardon when in its judgment the case might merit it; to recognize signatures, documents and in such cases refute as false the documents which are exhibited by opposing parties; to present witnesses, articulate and absolve positions, to settle and commit in arbitration and recuse magistrates, judges and other judicial functionaries, with cause, without cause or under protest of Law and to name experts in name of the society. In addition, in order to function as representative with sufficient and full legal powers to appear before the National Institute of Immigration, subordinate to the Secretary of Government, the detainment of foreigners which may be designated or contracted to carry out various responsibilities in the society or to perform services for the same, in the terms as given by Articles 42, Section III and 48, Section IV and other relative and applicable sections of the General Law of Population and other relevant legal ordinances.

b) POWERS FOR ACTS OF ADMINISTRATION. He shall be able to exercise general power to administer the affairs and goods of the members, in the broadest terms of Article 2554, second paragraph of Civil Code for the Federal District in common matters and for all the Republic and Federal matters, its correlative and concurrent 2428, second paragraph of Civil Code for the State of Baja California, and its correlative and concurrent parts of Civil Codes for the other states of the Republic. Signing the public or private documents necessary before the authorities, be they Municipal, State or Federal and in general execute the acts of administration which may be necessary for the exercise of this power and finally represent the society before all kinds of authorities in the broadest terms for the defense of its interests.

c) SPECIAL POWER FOR THE ACTS OF CUSTOMS ADMINISTRATION. As ample and sufficient as rights may perceive so that he may endorse and file the applications for permission for import and export of all kinds or consigned merchandise for or in the name of the society such as the applications of modifications or extensions of the same, before the Secretary of Commerce and Industrial Promulgation, the Secretary of the Treasury and Public Credit, the Bank of Mexico, the National Bank of Exterior Commerce and before which other person, organism or authority that requires that he apply, file, negotiate and obtain the registrations that the statutory or regulatory clauses may establish; and finally, so that in relation with the cited applications and the permissions to be obtained, execute whatever other act necessary or convenient in order to carry out the effective and complete accomplishment of the present mandate.

d) POWERS TO EXECUTE ACTS OF LABOR ADMINISTRATION. Through the delegation of the legal representation of the society to represent itself in judgments or labor proceedings in the terms and as provided by the following articles: Article 11, 46, 47, 134, Section III, 523, 692, Sections II and III, 694, 695, 686, 787, 873, 874, 876, 878, 880, 883 and 889, in relation to that which is applicable with the norms of Chapters II and XVII of the Title 14, all of the Federal Labor Law in force, with the attributions and rights said legal clauses pertain. Equally, employer representation is conferred to him, in the terms of Article 11 of the Federal Labor Law cited. The power which is granted, the legal representation which is delegated and the employer representation which is confirmed by way of this present instrument, shall be exercised with the following powers which are enumerated including, but not limited to: being able to carry out before or in the presence of the unions with which collective work contracts may come to exist, and for all the effects of collective conflicts; he shall be able to act before and in the presence of the workers [personally considered] and for all the effects of individual conflicts in general for all of the worker/employer issues and to exercise before any of the labor authorities and social services to those which Article 523 relates of the Federal Labor Law, should be able also to appear before the Courts of Conciliation and Arbitration, be they local or federal. In consequence and in representation of the society he shall be able to appear in labor judgments with all attributions and powers, and also represent the employer, for purposes of accrediting the company and its capacity in judgment or out of it according to the terms of Article 692, Sections II and III, he shall be able to appear to give testimony, according to the terms of Article 786 and 787 of the Federal Labor Law with powers to articulate and absolve positions; he shall be able to indicate domiciles of choice to receive notifications, according to the terms of Article 876; he shall be able to appear with all the legal representations sufficient and adequate to attend the hearing as is referred to in Article 873; in its phases of reconciliation, requests and exceptions, of offering and admission of proofs, also in the terms of Articles 875, 876, 878, 879 and 880, all of which articles of the Federal Labor Law are in force. In the same way, powers are conferred to him to offer and accept conciliation agreements, celebrate transactions, make any kind of decisions, negotiate and subscribe to labor, judicial or extrajudicial agreements; at the same time to act as legal representative of the society before all the authorities in matter of work according to the terms of Article 523 of the Federal Labor Law, as well as in various dependencies of INFONAVIT, IMSS, and FONACOT in order to carry out all negotiations and filings for the solution of matters which may be presented, with powers for acts of labor administration to offer reinstallation of the workers that may have been unjustifiably fired and the terms which are considered convenient.

III. It is granted to the attorneys DANIEL GUTIERREZ TOPETE, JOSE DE JESÚS JORGE DIAZ DE LA TORRE, JORGE LUNA VILLASEÑOR and MARIANO ESPARZA VAZQUEZ, and also to the law clerks, VICTOR RUIZ BARBOZA and SAUL AUGUSTO ARMAS GOMEZ, so that together or separately, they may exercise the following powers: General Power for Complaints and Charges and for Acts of Labor and Customs Administration, in the following terms:

a) FULL GENERAL JUDICIAL POWERS FOR COMPLAINTS AND CHARGES with all the general powers which may be required by special clauses as provided by Law and without limitation whatever in the terms of the first paragraph of Articles 2554 and 2587 of the Civil Code for the Federal District, first paragraph of the Articles 2428 and 2461 of the Civil Code enforced by the State of Baja California, which are the same as the terms of the correlative and concurrent articles of the Civil Codes for the other States of the Republic of Mexico; including, but not limited to, the following powers: to represent the society before physical or legal persons and before all kinds of civil, penal, judicial, administrative, agricultural and work authorities, including Courts of Conciliation and Arbitration, and of whatever code or jurisdiction be it municipal, state, federal or military in all the extension of the Republic of Mexico; in or out of judgment; as well as before societies, corporations, institutions of credit; he shall be able to bring and abandon any kind of acts or procedures, be they local or federal, including proceedings pertaining to constitutional protections, follow them in all their filings and abandon them; to intervene in all kinds of ordinary and extraordinary recourse against definitive and interlocutory orders; consent to the favorable ones and ask for revocation of contrary jurisdiction; answer requests which may be filed against the society; oppose incompetencies, renounce the domicile of the same and submit it to another jurisdiction make express or tacit submission; to postpone jurisdiction, to renounce real and personal rights; to formulate and present complaints, denouncements and accusations, and to join with the Public Ministry in penal proceedings, establish itself as a civil party in such proceedings, and to grant pardon when in its judgment the case might merit it; to recognize signatures, documents and in such cases refute as false the documents which are exhibited by opposing parties; to present witnesses, articulate and absolve positions, to settle and commit in arbitration and recuse magistrates, judges and other judicial functionaries, with cause, without cause or under protest of Law and to name experts in name of the society. In addition, in order to function as representative with sufficient and full legal powers to appear before the National Institute of Immigration, subordinate to the Secretary of Government, the detainment of foreigners which may be designated or contracted to carry out various responsibilities in the society or to perform services for the same, in the terms as given by Articles 42, Section III and 48, Section IV and other relative and applicable sections of the General Law of Population and other relevant legal ordinances.

b) POWERS TO EXECUTE ACTS OF LABOR ADMINISTRATION. Through the delegation of the legal representation of the society to represent itself in judgments or labor proceedings in the terms and as provided by the following articles: Article 11, 46, 47, 134, Section III, 523, 692, Sections II and III, 694, 695, 686, 787, 873, 874, 876, 878, 880, 883 and 889, in relation to that which is applicable with the norms of Chapters II and XVII of the Title 14, all of the Federal Labor Law in force, with the attributions and rights said legal clauses pertain. Equally, employer representation is conferred to him, in the terms of Article 11 of the Federal Labor Law cited. The power which is granted, the legal representation which is delegated and the employer representation which is confirmed by way of this present instrument, shall be exercised with the following powers which are enumerated including, but not limited to: the so empowered shall be able to carry out before or in the presence of the unions with which collective work contracts may come to exist, and for all the effects of collective conflicts; he shall be able to act before and in the presence of the workers [personally considered] and for all the effects of individual conflicts in general for all of the worker/employer issues and to exercise before any of the labor authorities and social services to those which Article 523 relates of the Federal Labor Law, should be able also to appear before the Courts of Conciliation and Arbitration, be they local or federal. In consequence, the individual so empowered, in representation of the society he shall be able to appear in labor judgments with all attributions and powers, and also represent the employer, for purposes of accrediting the company and its capacity in judgment or out of it according to the terms of Article 692, Sections II and III, he shall be able to appear to give testimony, according to the terms of Article 786 and 787 of the Federal Labor Law with powers to articulate and absolve positions; he shall be able to indicate domiciles of choice to receive notifications, according to the terms of Article 876; he shall be able to appear with all the legal representations sufficient and adequate to attend the hearing as is referred to in Article 873; in its phases of reconciliation, requests and exceptions, of offering and admission of proofs, also in the terms of Articles 875, 876, 878, 879 and 880, all of which articles of the Federal Labor Law are in force. In the same way, powers are conferred to him to offer and accept conciliation agreements, celebrate transactions, make any kind of decisions, negotiate and subscribe to labor, judicial or extrajudicial agreements; at the same time to act as legal representative of the society before all the authorities in matter of work according to the terms of Article 523 of the Federal Labor Law, as well as in various dependencies of INFONAVIT, IMSS, and FONACOT in order to carry out all negotiations and filings for the solution of matters which may be presented, with powers for acts of labor administration to offer reinstallation of the workers that may have been unjustifiably fired and the terms which are considered convenient.

f)[sic] SPECIAL POWER FOR THE ACTS OF CUSTOMS ADMINISTRATION. As ample and sufficient as rights may perceive so that he may endorse and file the applications for permission for import and export of all kinds or consigned merchandise for or in the name of the society such as the applications of modifications or extensions of the same, before the Secretary of Commerce and Industrial Promulgation, the Secretary of the Treasury and Public Credit, the Bank of Mexico, the National Bank of Exterior Commerce and before which other person, organism or authority that requires that he apply, file, negotiate and obtain the registrations that the statutory or regulatory clauses may establish; and finally, so that in relation with the cited applications and the permissions to be obtained, execute whatever other act necessary or convenient in order to carry out the effective and complete accomplishment of the present mandate.

IV. In the same way, it is granted to the attorney’s DANIEL GUTIERREZ TOPETE, JOSE DE JESUS DIAZ DE LA TORRE, JORGE LUNA VILLASEÑOR, and MARIANO ESPARZA VAZQUEZ, as is also granted to the legal clerks VICTOR LOUIS BARBOZA and SAUL AUGUSTO ARMAS GOMEZ, in order that they may exercise together or separately so that:

1) They may appear before the Secretary of Treasury and Public Credit for the purposes as set forth in Articles 14, 15, and 16 of the Rules of the Fiscal Code of the Federation;

2) That they may appear before the office of the Secretary of Finances of the State of the principle place of business in accordance with Articles 42, 50 and 65 of the Tax Code of Baja California, as well as number 89 of the Tax Code of Baja California.

3) That they may appear before the municipal authority of the principle place of business according to the provisions of Articles 57 and 60 of the Law of the Municipal Treasury of the State of Baja California;

4) So that they may apply to the National Institute of Immigration, subordinate to the Secretary of Government, regarding the detention of foreigners which may be designated or contracted to carry out the various responsibilities of the society or to perform services for the same, according to the terms of Articles 42, section III and 48, section IV and the other relative and applicable articles and the General Law of Population.

V. The fiscal year shall be a year which shall begin to run the first day of January until the 31st of December each year, with exception of the first year [or existence] which shall be counted from the date in which this document is authorized and run until the 31st of December of this same year.

VI. For purposes of constituting the society which is formed according to this document, permission was applied for and obtained from the Secretary of Foreign Relations on the 29th of March of this year, number 02000865, dictated in folder 0002000858 in folio 1207, to which I annex the Appendix of this document, marked as Exhibit “A”.

VII. The members are obliged to register this society with the National Register of Foreign Investments, within 40 business days counting from the day of the constitution of the society, or of the participation in the Foreign Investment, according to the terms of article 32 of the Law of Foreign Investment.

VIII. FULFILLMENT OF ARTICLE TWENTY-SEVEN OF THE TAX CODE OF THE FEDERATION: In light of the fact that the members which make up this Society are foreign legal persons with a foreign domicile, the individual making the appearance in his role as special legal representative empowered to appear in connection with the constitution of this instrument, declares and swears that it is true, that the legal person by which this document is constituted, shall present the report which is referred to in Article 27, fifth paragraph of the Tax Code of the Federation on the 21st of March of 2001 at the very latest.

STATUS

Mr. Saúl Augusto Armas Gómez, guaranteed his status with the documents that he exhibited to me and which I attach to the Appendix of this document, marked as Exhibit “B”.

I, the Notary certify to the truth of the act and of that which is related to it and I insert a true copy of the originals which I have seen; that he who appeared to me is known to me personally in his legal capacity for this authorization and that in general I manifest him to be: Mexican, a citizen of this city, where he was born the 18th of December of 1976, single, living at the house marked with number 2937-103 Mission of San Diego Street in the Zone of the River of this city; and he swears to tell the truth, that he enjoys the legal status which has not been revoked or limited and has the full powers which he has presented.

The person appearing has read this act and I have made him aware of the penalties which may be incurred for false declarations; and having explained to him the value and legal consequences of its content, he expressed his agreement with it and signed on the day of the authorization. I so swear.

I definitely authorize this document on the 23rd of May of the year 2000, upon being shown the application for registration of the Society in the Federal Register of Contributors; which is attached to the Appendix of this document, marked as Exhibit “C”. I so swear.

The signature of the Notary. The authorizing seal.

INSERTION:

THE ARTICLE 2,554 OF THE CIVIL CODE FOR THE FEDERAL DISTRICT IN FORCE IN ALL THE REPUBLIC IN FEDERAL MATTERS, SAYS THE FOLLOWING:

In all the general powers for complaints and collections, it is enough to say that it is granted with all the general and special powers which are required by a special clause in conformity with the law, so that the conferred powers may be understood to be without any limitation.

Regarding the general powers to administer goods, it is sufficient to express that they are given with this type, so that the empowered person may have all kinds of administrative powers.

Regarding the general powers to execute acts of control, it is sufficient that they be given with this type so that the empowered person may have all the powers of ownership, in that which relates to the goods, as to make all kinds of negotiations with the aim of defending them.

If they should want to be limited, in the three cases above mentioned, the powers of the empowered persons, shall be ear marked as limitations, or the powers shall be special.

The notaries shall insert this article in the testimonies of the powers that they grant. IT IS THE FIRST TESTIMONY OF THIS DOCUMENT WHICH IS ISSUED FOR “LEACH INTERNATIONAL MEXICO” SOCIETY OF LIMITED RESPONSIBILITY OF VARIABLE CAPITAL; GOING IN 19 PAGES USED, CONTRASTED AND CORRECTED. TIUJANA, BAJA CALIFORNIA, ON THE 25TH DAY OF THE MONTH OF MAY OF THE YEAR 2000. I SO SWEAR.

GOVERNMENT OF THE STATE OF BAJA CALIFORNIA

Public Register for Property and Commerce

CERTIFIED COPY

THE PUBLIC REGISTRAR of Property and Commerce in TIJUANA, BAJA CALIFORNIA, MIGUEL ANGEL RODRIGUEZ CASTRO, ESQ.

CERTIFIES

That the attached is a true and exact photocopy taken from the files of this Registration Office which operates under the following:

•	SOCIETY CONSTITUTION Entry 5215650 Section COMMERCE dated May 26, 2000

It is 10 legal pages long properly compared at the request of LEACH INTERNATIONAL MEXICO, S. DE R.L. DE C.V. and given the official number 14109 on the 3rd of April of the year 2002.

The attached is issued en TIJUANA, BAJA CALIFORNIA the 17th of April of the year 2002,

The [C.] PUBLIC REGISTRAR of Property and Commerce

/s/
MIGUEL ANGEL RODRIGUEZ CASTRO, ESQ.

PAGE 001 OR 002

GOVERNMENT OF THE STATE OF BAJA CALIFORNIA

PUBLIC REGISTER OF PROPERTY AND COMMERCE

THIS REGISTRATION OFFICE STATES THAT THIS DOCUMENT WAS FILED;

ENTRY:	5215650
SECTION:	COMMERCE	OFFICIAL RECEIPT NO.:	21532
DATE OF FILING:	26/MAY/2000 15:41:32	DATE:	26/MAY/2000
		TIME:	11:20:20

ACT:	CONSTITUTION OF SOCIETY

DATA:	DOCUMENT	FIRST TESTIMONY OF THE PUBLIC DOCUMENT NO. 85245 VOLUME NO. 1593 MAY 12, 2000, CERTIFIED BY NOTARY NO. 3 OF THIS CITY

MEMBERS OR PARTNERS:		LEACH HOLDING CORPORATION JURISDICTION – FOREIGN REPRESENTED BY MR. SAUL AUGUSTO ARMAS GOMEZ LEACH INTERNATIONAL CORPORATION JURISDICTION – FOREIGN

NAME:		LEACH INTERNATIONAL MEXICO, S. DE R.L. DE C.V. JURISDICTION: TIJUANA, B.C.

PURPOSE:		AMONG OTHERS IN ACCORDANCE WITH THE SECOND CLAUSE OF THE ATTACHED DOCUMENT IT SHALL HAVE THE FOLLOWING:

1. THE PURCHASE, SALE, IMPORT, EXPORT, ASSEMBLY [IN A CROSS-BORDER PLANT], MANUFACTURE, ASSEMBLY AND COMMERCIALIZATION OF ALL TYPES OF ELECTRICAL, ELECTROMECHANICAL AND SWITCH APPARATUS.

2. IN GENERAL, THE FABRICATION, ASSEMBLY AND MANUFACTURE OF PRODUCTS FOR EXPORT.

3. THE IMPORT OF ALL KINDS OF COMPONENTS AND BASE MATERIALS IN GENERAL FOR THE FABRICATION, MANUFACTURE AND ASSEMBLY OF PRODUCTS IN GENERAL FOR EXPORT.

DURATION:		100 YEARS

MEMBER CAPITAL:		3,000.00 PESOS

INTEGRATION OF THE SAME/CONTRIBUTIONS:		1. LEACH INTERNATIONAL CORPORATION PAYS ONE MEMBER SHARE EQUIVALENT TO $2,997.00 PESOS.

2. LEACH HOLDING CORPORATION PAYS ONE MEMBER SHARE EQUIVALENT TO $3.00 PESOS.

GIVING A TOTAL OF THE FOREGOING 2 MEMBER SHARES WITH A VALUE OF $3,000.00 PESOS.

ADMINISTRATION:	1. MR. DENNIS M. SHEREDY IS DESIGNATED AS GENERAL MANAGER

PERMIT S.R.E.	PERMIT 02000865, FOLDER 002000858, FOLIO 1207, DATED 29 OF MARCH OF 2000, ISSUED IN THIS CITY FOR ALEJANDRO MORENO GUZMAN, JUDICIAL DELEGATE

PAGE 002 OF 002

GOVERNMENT OF THE STATE OF BAJA CALIFORNIA

PUBLIC REGISTER OF PROPERTY AND COMMERCE

THIS REGISTRATION OFFICE STATES THAT THIS DOCUMENT WAS FILED;

ENTRY:	5215650
SECTION:	COMMERCE	OFFICIAL RECEIPT NO.:	21532
DATE OF FILING:	26/MAY/2000 15:41:32	DATE:	26/MAY/2000
		TIME:	11:20:20

REGISTERING OFFICE OF TIJUANA, B.C.

THE PUBLIC REGISTRAR OF PROPERTY

AND COMMERCE OF TIJUANA B.C.

/S/
MIGUEL ANGEL RODRIGUEZ CASTRO, ESQ

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

VOLUME THREE HUNDRED ELEVEN (311)

NUMBER TWENTY THOUSAND THREE HUNDRED AND FIFTY FIVE (20,355)

In the city of Tecate, State of Baja California, at the sixteenth day of the month of January, two thousand eight, before me, Xavier Ibañez Aldana, head of Notary Number one of this municipality, appeared Ms. Julieta Molina Martin, as special delegate of “Leach International Mexico”, Sociedad de Responsabilidad Limitada de Capital Variable, and stated that she desires from me, the Notary, to formalize the extraordinary shareholders meeting minute that her principal executed on October two, two thousand and seven, and for such purpose declares:

FIRST.- That through public deed dated may twelve, two thousand, number eighty five thousand two hundred and forty five of volume one thousand five hundred and ninety three of the Notarial Record of Notary Public Number Three which is headed by Mr. Xavier Ibañez Veramendi, recorded before Public Registry of Property and Commerce of the City of Tijuana, Baja California on May twenty sixth of the same year under entry number five million two hundred and fifteen thousand six hundred and fifty, Commerce Section, prior permit from the Ministry of Foreign Affairs, the company LEACH INTERNATIONAL MEXICO, Sociedad de Responsabilidad Limitada de Capital Variable was incorporated with domicile in the City of Tijuana, Baja California, with a duration of one hundred years and with foreigner admission clause, a three thousand pesos, Mexican Currency capital stock and the following corporate purpose: a) the purchase, sale, import, export, manufacture, assembly and trade of all kind of electric and electro-mechanic devices; b) In general, the fabrication, assembly and manufacture of export products; c) the importation of all kind of components and raw materials for the fabrication, manufacture and assembly of products in general for their exportation;) To provide all kind of technical, administrative and supervision services to commercial or industrial businesses in Mexico or abroad and to receive such services; e) The company will operate as a maquila company in accordance to the “Decreto para el Fomento y Operacion de la Industria Maqiladora de Exportacion” (Decree for the promotion and operation of the Maquila Export Industry), published in the Federal Official Gazette of August fifteenth, nineteen eighty three; f) to grant all kinds of guarantees in favor of the company or third parties as well as to pledge the shares of the company; g) To execute all kinds of civil or mercantile agreements in accordance to the applicable laws and in general the performance of all activities aimed towards the fulfillment of the aforementioned corporate purposes; h) To obtain, acquire, use or dispose of all kinds of patents, trademarks, invention certificates, commercial names, copyrights and the rights with respect to them, whether in México or abroad; i) To obtain all kinds of loans, with or without a specific guarantee and grant loans to mercantile or civil corporations, companies or entities, whether foreign or domestic, with whom the company has a business relationship; j) To grant or issue all kinds of guarantees or negotiable instruments, on its own behalf or on behalf of parent, affiliated

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

or subsidiary entities, whether they be companies, associations or individuals, as well as for obligations or negotiable instruments on behalf of other companies or individuals with whom this company may have a business relationship, as well as to receive such guarantees k) To issue all kinds of negotiable instruments, accept and endorse the same, including obligations with or without a mortgage or other guarantees I) To lease, sub-lease, acquire, possess, mortgage, pledge or transfer real estate or personal properties, as well as any personal or in rem rights, which may be necessary or convenient for the accomplishment of its corporate purposes; m) In general, to execute all kind of agreements, contracts and related documents, including those that may be ancillary or incidental to the operation of the company, whether necessary or convenient to the company for the execution of the aforementioned purposes…” SIXTEENTH.- The administration of the company shall be entrusted to a General Manager or to a Board of Managers, as resolved by the General Partners Meeting. The General Manager or the Members of the Board of Managers, may or may not be partners.-… TWENTY-EIGHTH.- The Partners General Meeting is the supreme organ of the company. Among others, the Partners General Meeting shall have the authority to: I.- Discuss, approve, amend or reject the corporation’s annual financial statements and to approve the corresponding resolutions or measures; II.- Proceed to distribute profits.- III.- Name or remove the General Manager or when applicable, the members of the Board of Managers; IV.- Resolve on the division and amortization of the corporate portions.- V.- File actions against the corporation’s administration or partners in order to demand the payment of damages.- VI.- Resolve regarding the increase or decrease of the capital stock…- THIRTY-FRIST.- The call for Partners Meeting issued pursuant to the foregoing clause is necessary for the validity of the resolutions adopted in the Meetings, unless at the moment a vote is made all partners are duly represented.- THIRTY-SECOND.- Partners may be represented at meetings by persons whom may or not be partners, through a simple proxy letter that does not have to be notarized.-… THIRTY-FOURTH.- Partners General Meetings shall take place at company’s domicile, at least once a year.- THIRTY FIFTH.- Before a Partner’s General Meeting is declared duly opened for discussion, the General Manager or President of the Board, as may be applicable , or any other person appointed by the Partners General Meeting to preside the meeting, shall duly appoint a person present to act as recount clerk in order to certify the capital stock represented at the meeting, reviewing each of the corporate portions certificates. The recount clerk shall prepare a list of the persons present as partners or as partner’s representatives, indicating the corporate portions that each one represents and the par value of such corporate portions. The recount clerk shall make sure that the partners present or represented sign said list and shall certify its accuracy, attaching such list to the appendix of the corresponding meeting minutes, and by transcribing it therein.

Given the previous recitals, I, the Notary, proceed to formalize the minute initially mentioned which is contained on the back of page twenty one through the front of page twenty three of the

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

shareholders meeting minutes registry book presented, same that has ninety six of the same pages, minute that is entirely transcribed as follows:

“In the city of Tijuana, State of Baja California, at the offices of Leach International México, S. de R.L. de C.V., at ten hours on October 2nd, two thousand seven, there met Messrs. Daniel Gutierrez Topete, on behalf of Leach International Corporation, Mariano Esparza Vazquez, on behalf of Leach Holding Corporation, and José de Jesús Diaz de la Torre on behalf of Esterline Technologies Corporation for the purpose of holding a General Extraordinary Partners Meeting.- In the absence of the General Manager, the meeting was presided over by Mr. Daniel Gutierrez Topete who appointed Mr. Mariano Esparza Vazquez to act as Secretary and Examiner and, as such, in accordance to the duly authorized proxy letters, proceeded to prepare a list of present partners, text of which is transcribed at the end of this minute, where it is certified that all of the partners of Leach International Mexico, S. de R. L. de C. V., are represented. Therefore, in accordance with clause thirty first of the Corporation’s by-laws, the meeting was declared legally installed and discussion opened to engage and resolve the matters contained in the following: A G E N D A: I.- Discussion, and if such were the case, approval of the amendment of clause seventeenth of the corporation’s by-laws. II.- Designation of Special Delegates. In regard to the First point of the agenda, the President of the Meeting stated the convenience of amending clause seventeenth of the by-laws of the corporation, in order to expand the possible integrations of the Board of Managers of the Company. The partners having heard the above unanimously resolved as follows: FIRST.- The amendment of clause seventeenth of the corporation’s by-laws is hereby approved, in order to expand the possible integrations of the Board of Managers. SECOND.- By reason of the previous resolution, the amendment of clause seventeenth is hereby approved, in order to read as follows: “SEVENTEENTH: Provided that at least the positions of President, Treasurer and Secretary of the Board of Managers are covered, the Board of Managers will be integrated by as many positions as the General Partners Meetings resolve. If the positions that integrate the Board of Managers are repeated, such positions will be distinguished one from the other by adding to one repeated position the word “first”, to the other repeated position “second”, and so on. In such sense, the Board of Managers may be integrated, among others, by a First Vice-President, a Second Vice-President or a First Assistant Vice-President, a Second Assistant Vice-President, etc.”-In regard to the second point of the agenda, the partners unanimously resolved: Messrs. Daniel Gutierrez Topete, José de Jesus Diaz de la Torre, Jorge Luna Villaseñor, Mariano Esparza Vazquez, Julieta Molina Martin and Jonathan Alvarez Camarena, are designated indistinctively as special delegates of this Partner’s Meeting, and are further instructed and authorized to appear before a Notary Public of their choice to obtain the formalization of the resolutions passed in this Partner’s Meeting that so require it under the terms of article 10 and 178 of the General Law of Commercial Corporations.- There being no other matter to consider, the meeting was ended and minutes prepared, through

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

which it was finally established that: a) The partners duly accredited the number of corporate portions that each one represents; b) That the partners legal representatives submitted proxy letters to appear before this meeting which are transcribed at the end of this minute c) That the duration of the company is of 99 years, and therefore, it is in force the existence of the same; d) That the purpose of the company is the purchase, sale, import, export, manufacture, assembly and trade of all kind of electric and electro-mechanic devices; e)That the company’s domicile is the city of Tijuana, B.C.; f) That the partner attendance list reads as follows: “Leach International Mexico, S. de R. L. de C. V., Partners Attendance List for partners represented at the General Extraordinary Partners Meeting held at the corporate offices in the city of Tijuana, State of Baja California, at ten hours, on October 2nd, Two Thousand Seven.”

PARTNERS	CORPORATE	AMOUNT	CORPORATE STOCK
Leach International Corporation	1	$2,994.00	99.8%
Represented by Mr. Daniel Gutierrez Topete
Leach Holding Corporation	1	$3.00	.1%
Represented by Mr. Mariano Esparza -Vazquez
Esterline Technologies Corporation	1	$3.00	.1%
Represented by Mr. Jose de Jesus Diaz de La Torre
TOTAL	3	$3,000.00	100%

Signed: Daniel Gutierrez Topete, on behalf of Leach International Corporation; Mariano Esparza Vazquez, on behalf of Leach Holding Corporation and José de Jesús Diaz de la Torre on behalf of Esterline Technologies Corporation.- The undersigned examiner certifies as to the accuracy of the partners attendance list and that the capital of Leach International Mexico, S. de R. L de C, V., is the amount of three thousand pesos, Mexican Currency, divided in three Corporate Portions.- Signed: (Secretary) Mariano Esparza-Vazquez.- The attending parties signed the minute in approval. - Leach International Mexico, S. de R.L. de C.V. Partners Attendance List for Partners represented at the General Extraordinary Partners Meeting held at the corporate offices in the city of Tijuana, State of Baja California, at ten hours, on October 2nd, two thousand seven.- Leach International Corporation hereby represented by Mr. Daniel Gutierrez TopeteP.-Signed.- Leach Holding Corporation, hereby represented by Mr. Mariano Esparza Vázquez.- Signed.- Esterline Technologies Corporation, hereby represented by Mr. Jose de Jesus Diaz de la Torre.- Signed.”

LEGAL CAPACITY

Ms. Julieta Molina Martin evidenced her legal capacity with the same minute that is formalized and for such purpose declares:

A).- That in the meeting, minute of which is hereby formalized, the capital stock of the company was duly represented in the terms that it describes.

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

B).- That the signatures that appear on the minute were actually written by whom it is therein indicated.

C).- That the legal capacity with which the representatives of the partners appeared for the meeting are contained in the documents herein presented and of which a copy duly certified is enclosed to the appendix in the corresponding file of this public deed, marked with the letter “A”. For the effects of the disposed by article twenty seventh of the Federation’s Fiscal Code with regards to the foreign nationality of the partners, the appearing party manifests that she will provide the notice referred to in said article, at the latest, on March thirty first two thousand and eight.

That the appearing party hereby exhibits the written declaration of the recording of her principal before the National Registry of Foreign Investment, document which is enclosed to the appendix in the corresponding file of this public deed, marked with the letter “B”.

I, the Notary, attest the veracity of the act, that the stated and exhibited faithfully concurs with the originals that I saw, that the appearing party is personally known to me, regardless of which she identified herself with the exhibited document of which a photocopy duly certified is enclosed to the appending of the corresponding file of this public deed, marked with the letter “C”, of her legal capacity for this execution and that she manifested that her personal information is as follows: of Mexican Nationality, originally from Mexico City, Federal District, where she was born on January twenty first nineteen eighty two, single, lawyer with domicile at the house marked with number two thousand nine hundred and thirty seven, interior one hundred and three, in Mision San Diego, Desarrollo Urbano Rio Tijuana, of the City of Tijuana, Baja California, passing by this City.

Once the minute was read by the appearing party to whom I did not make known the penalties incurred by those that falsely declare and not having explained the value and legal consequences of its content as she is a law expert, she expressed her conformity with it and signed it on the day of its granting, on which I definitively authorize it; I attest.

Julieta Molina Martin.- Signed.- The Notary’s Signature.- The Authorizing seal.

THIS IS THE FIRST ORIGINAL TRANSCRIPTION OF THIS PUBLIC DEED THAT IS ISSUED FOR “LEACH INTERNATIONAL MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE”; IT HAS TEN USEFUL PAGES, COMPARED AND REVISED.

TECATE, BAJA CALIFORNIA ON THE SIXTEENTH DAY OF THE MONTH OF JANUARY TWO THOUSAND AND EIGHT;

I ATTEST.

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

CARTA PODER

PROXY LETTER

LIC. DANIEL GUTIERREZ TOPETE

Based on article thirty second of the corporation’s by-laws, I hereby grant you special power of attorney as may by law be required and necessary, so that in my name and representation you attend the Extraordinary General Partners Meeting Of

LEACH INTERNATIONAL MEXICO, S. DE R.L. DE C.V.

to be held at the corporate offices on October 2, 2007, at 10:00 am

In accordance to previous instructions, you may exercise the rights to which I am entitled as owner of one social part equivalent to $2994.00 pesos, Mexican Currency, of the capital stock of said corporation.

SINCERELY:

Signed
Leach International Corporation Representado por el Sr. Mark Raymond Thek

Signs in Acceptance:

Signed
Daniel Gutiérrez Topete

TESTIGO.	WITNESS.

Signed	Signed
Jonathan Álvarez Camarena	Julieta Molina Martin

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

MR. XAVIER IBAÑEZ ALDANA, HEAD OF NOTARY NUMBER ONE OF THIS MUNICIPALITY:

CERTIFIES

THAT THIS PHOTOSTATIC COPY IS COMPOSED OF ONE USEFUL PAGE WHICH IS A FAITHFUL REPRODUCTION OF ITS ORIGINAL, SAME THAT WAS ISSUED IN ORDER TO AFFIX IT TO THE APPENDIX OF VOLUME 311 IN THE FILE OF PUBLIC DEED 20355 UNDER THE LETTER “A”

TECATE, BAJA CALIFORNIA AT THE SIXTEENTH DAY OF THE MONTH OF JANUARY OF THE YEAR 2008.- I ATTEST.

SEAL AND SIGNATURE
OF NOTARY

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

CARTA PODER

PROXY LETTER

LIC. MARIANO ESPARZA VAZQUEZ

Based on article thirty second of the corporation’s by-laws, I hereby grant you special power of attorney as may by law be required and necessary, so that in my name and representation you attend the Extraordinary General Partners Meeting Of

LEACH INTERNATIONAL MEXICO, S. DE R.L. DE C.V.

to be held at the corporate offices on October 2, 2007, at 10:00 am

In accordance to previous instructions, you may exercise the rights to which I am entitled as owner of one social part equivalent to $3.00 pesos, Mexican Currency, of the capital stock of said corporation.

SINCERELY:

Signed
Leach Holding Corporation Representado por el Sr. Robert David George

Signs in Acceptance:

Signed
Mariano Esparza Vazquez

TESTIGO.	WITNESS.

Signed	Signed
Jonathan Álvarez Camarena	Julieta Molina Martin

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

MR. XAVIER IBAÑEZ ALDANA, HEAD OF NOTARY NUMBER ONE OF THIS MUNICIPALITY:

CERTIFIES

THAT THIS PHOTOSTATIC COPY IS COMPOSED OF ONE USEFUL PAGE WHICH IS A FAITHFUL REPRODUCTION OF ITS ORIGINAL, SAME THAT WAS ISSUED IN ORDER TO AFFIX IT TO THE APPENDIX OF VOLUME 311 IN THE FILE OF PUBLIC DEED 20355 UNDER THE LETTER “A”

TECATE, BAJA CALIFORNIA AT THE SIXTEENTH DAY OF THE MONTH OF JANUARY OF THE YEAR 2008.- I ATTEST.

SEAL AND SIGNATURE
OF NOTARY

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

CARTA PODER

PROXY LETTER

LIC. JOSE DE JESUS DIAZ DE LA TORRE:

Based on article thirty second of the corporation’s by-laws, I hereby grant you special power of attorney as may by law be required and necessary, so that in my name and representation you attend the Extraordinary General Partners Meeting Of

LEACH INTERNATIONAL MEXICO, S. DE R.L. DE C.V.

to be held at the corporate offices on October 2, 2007, at 10:00 am

In accordance to previous instructions, you may exercise the rights to which I am entitled as owner of one social part equivalent to $3.00 pesos, Mexican Currency, of the capital stock of said corporation.

SINCERELY:

Signed
Esterline Technologies Corporation Representado por el Sr. Larry Albert Kring

Signs in Acceptance:

Signed
José de Jesús Diaz de la Torre

TESTIGO.	WITNESS.

Signed	Signed
Jonathan Álvarez Camarena	Julieta Molina Martin

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

MR. XAVIER IBAÑEZ ALDANA, HEAD OF NOTARY NUMBER ONE OF THIS MUNICIPALITY:

CERTIFIES

THAT THIS PHOTOSTATIC COPY IS COMPOSED OF ONE USEFUL PAGE WHICH IS A FAITHFUL REPRODUCTION OF ITS ORIGINAL, SAME THAT WAS ISSUED IN ORDER TO AFFIX IT TO THE APPENDIX OF VOLUME 311 IN THE FILE OF PUBLIC DEED 20355 UNDER THE LETTER “A”

TECATE, BAJA CALIFORNIA AT THE SIXTEENTH DAY OF THE MONTH OF JANUARY OF THE YEAR 2008.- I ATTEST.

SEAL AND SIGNATURE
OF NOTARY

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

SEAL OF THE MINISTRY OF ECONOMY	GENERAL DIRECTORATE OF FOREIGN INVESTMENT NATIONAL REGISTRY OF FOREIGN INVESTMENTS
	No. 08732	File No. 64508 Sheet Number 17891

RECORDING CERTIFICATE

Tijuana, B.C., August 04th, 2000

Since the requirements established in the rules applicable to the Law to promote Foreign Investment and Regulate Foreign Investment have been fulfilled, it is certified that:

LEACH INTERNATIONAL MEXICO, S. DE R.L. DE C.V.

Has been recorded under certificate No. 1144 of the Second Section of this Registry with effects staring on May 23, 2000.

The main characteristics of the company holder of this certificate are the following:

Capital Stock:	$3000.00

Foreign Investment Percentage:	100.00%

Economic Activity:	Manufacture, assembly of electronic, electro-mechanic devices and switches

Legal Argument:	Article 4 of the Foreign Investment Law

The holder of this certificate must notify any variation of the information that has served as the basis for the issuance of the same, which must be made known to the National Registry of Foreign Investments within the forty business days following the date in which the modification takes place (Articles 37, 38, 43 and other applicable from the Rules that Apply to the Foreign Investment Law, published in the Federal Gazette of the Federation on September 08th, 1998.

SINCERELY,

SUBDIRECTOR OF RULES AND REGULATIONS, INDUSTRY

SERVICES AND FOREGIN TRADE

________________________________

LETICIA VASQUEZ LOPEZ

SEAL OF THE MINISTRY OF ECONOMY

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

MR. XAVIER IBAÑEZ ALDANA, HEAD OF NOTARY NUMBER ONE OF THIS MUNICIPALITY:

CERTIFIES

THAT THIS PHOTOSTATIC COPY IS COMPOSED OF ONE USEFUL PAGE WHICH IS A FAITHFUL REPRODUCTION OF ITS ORIGINAL, SAME THAT WAS ISSUED IN ORDER TO AFFIX IT TO THE APPENDIX OF VOLUME 311 IN THE FILE OF PUBLIC DEED 20355 UNDER THE LETTER “B”

TECATE, BAJA CALIFORNIA AT THE SIXTEENTH DAY OF THE MONTH OF JANUARY OF THE YEAR 2008.- I ATTEST.

LIC. XAVIER IBAÑEZ ALDANA

NOTARY No. 1

TECATE, B.C.

A COPY OF THE ID OF THE

APPEARING PARTY IS INSERTED.

SIGNATURE

MR. XAVIER IBAÑEZ ALDANA, HEAD OF NOTARY NUMBER ONE OF THIS MUNICIPALITY:

CERTIFIES

THAT THIS PHOTOSTATIC COPY IS COMPOSED OF ONE USEFUL PAGE WHICH IS A FAITHFUL REPRODUCTION OF ITS ORIGINAL, SAME THAT WAS ISSUED IN ORDER TO AFFIX IT TO THE APPENDIX OF VOLUME 311 IN THE FILE OF PUBLIC DEED 20355 UNDER THE LETTER “C”

TECATE, BAJA CALIFORNIA AT THE SIXTEENTH DAY OF THE MONTH OF JANUARY OF THE YEAR 2008.- I ATTEST.